Exhibit 99.1

Bio-Bridge Science Receives Approval for Acquisition of Xinheng Baide

OAK BROOK, Illinois--Bio-Bridge Science, Inc. (OTCBB:BGES), a biotechnology company engaged in the commercial development of vaccines for the prevention and treatment of human infectious diseases announced today that it had received a certificate of approval from the Department of Commerce of Inner Mongolia Autonomous Region of the PRC for approving the acquisition of Xinheng Baide Biotechnology Co. Ltd. BGES has one month to close the transaction, and obtain the new business license. The transaction is expected to close before the end of July.

Dr. Liang Qiao, Chairman and CEO of Bio-Bridge said, “We are happy to see the Inner Mongolia government has approved our acquisition of Xinheng Baide. The completion of the acquisition of Xinheng Baide will be a significant first step of our acquisition strategy.. We believe Xinheng Baide will provide revenues and complementary products to Bio-Bridge.”

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. Please refer to the Company's SEC filings for additional information.

Contact:

Bio-Bridge Science, Inc.
Chris Young, 630-928-0869
cyoung@bio-bridge-science.com